Exhibit 2

                         AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                October 5, 1997

                                     among

                         FEDERAL EXPRESS CORPORATION,

                             CALIBER SYSTEM, INC.,

                              FAST HOLDING INC.,

                             FAST MERGER SUB INC.,

                                      AND

                             TIRES MERGER SUB INC.





                               TABLE OF CONTENTS


                                                                     Page
                                                                     ----
                                 ARTICLE 1
                                The Mergers

Section 1.1.   Tires Sub Merger........................................1
Section 1.2.   Buyer Sub Merger........................................2
Section 1.3.   Surrender and Payment...................................3
Section 1.4.   Cancellation of Parent Stock............................6
Section 1.5.   The Merger Date.........................................6
Section 1.6.   Dissenting Shares.......................................6
Section 1.7.   Stock Options of the Company............................7
Section 1.8.   Adjustments.............................................8
Section 1.9.   Fractional Shares.......................................8

                                    ARTICLE 2
                           The Surviving Corporations

Section 2.1.   Articles and Certificate of Incorporation; Bylaws.......9
Section 2.2.   Directors and Officers.................................10

                                   ARTICLE 3
                 Representations and Warranties of the Company

Section 3.1.   Corporate Existence and Power..........................10
Section 3.2.   Corporate Authorization................................11
Section 3.3.   Governmental Authorization.............................11
Section 3.4.   Non-Contravention......................................12
Section 3.5.   Capitalization.........................................12
Section 3.6.   Material Subsidiaries..................................13
Section 3.7.   SEC Filings ...........................................14
Section 3.8.   Financial Statements...................................14
Section 3.9.   Disclosure Documents...................................14
Section 3.10.  Information Supplied...................................15
Section 3.11.  Absence of Certain Changes.............................16
Section 3.12.  No Undisclosed Material Liabilities....................17
Section 3.13.  Litigation; Investigations.............................18
Section 3.14.  Taxes..................................................18
Section 3.15.  ERISA and Labor Matters................................20
Section 3.16.  Compliance with Laws...................................23
Section 3.17.  Intellectual Property Rights...........................23
Section 3.18.  Environmental Matters..................................24
Section 3.19.  Pooling; Tax Treatment.................................25
Section 3.20.  Opinion of Financial Advisor...........................26
Section 3.21.  Antitakeover Statutes..................................26
Section 3.22.  Rights Agreement.......................................26
Section 3.23.  Finders' Fees..........................................26

                                   ARTICLE 4
                    Representations and Warranties of Buyer

Section 4.01.  Corporate Existence and Power..........................27
Section 4.02.  Corporate Authorization................................27
Section 4.03.  Governmental Authorization.............................28
Section 4.04.  Non-Contravention......................................28
Section 4.05.  Capitalization.........................................28
Section 4.06.  SEC Filings............................................29
Section 4.07.  Financial Statements...................................29
Section 4.08.  Disclosure Documents...................................30
Section 4.09.  Information Supplied...................................30
Section 4.10.  Absence of Certain Changes.............................31
Section 4.11.  No Undisclosed Material Liabilities....................31
Section 4.12.  Litigation; Investigations.............................32
Section 4.13.  Compliance with Laws...................................32
Section 4.14.  Pooling; Tax Treatment.................................32
Section 4.15.  Finders' Fees..........................................32

                                   ARTICLE 5
                           Covenants of the Company

Section 5.01.  Conduct of the Company.................................33
Section 5.02.  Shareholder Meeting; Proxy Material....................36
Section 5.03.  Other Offers...........................................36

                                   ARTICLE 6
                              Covenants of Buyer

Section 6.01.  Conduct of Buyer.......................................38
Section 6.02.  Shareholder Meeting; Proxy Material....................38

                                   ARTICLE 7
                  Covenants of Buyer, the Company and Parent

Section 7.01.  Reasonable Best Efforts................................38
Section 7.02.  Cooperation............................................39
Section 7.03.  Public Announcements...................................39
Section 7.04.  Access to Information..................................39
Section 7.05.  Further Assurances.....................................40
Section 7.06.  Notices of Certain Events..............................40
Section 7.07.  Tax-free Reorganization; Pooling.......................40
Section 7.08.  Affiliates.............................................41
Section 7.09.  Director and Officer Liability.........................41
Section 7.10.  Registration Statement; Form S-8.......................43
Section 7.11.  Governmental Authorization.............................43
Section 7.12.  Listing of Stock.......................................43
Section 7.13.  Certain Corporate Matters with Respect to Parent.......43
Section 7.14.  Employment.............................................44
Section 7.15.  Certain Additional Benefits Matters....................44

                                   ARTICLE 8
                           Conditions to the Mergers

Section 8.01.  Conditions to the Obligations of Each Party............44
Section 8.02.  Conditions to the Obligations of Buyer.................45
Section 8.03.  Conditions to the Obligations of the Company...........46

                                   ARTICLE 9
                                  Termination

Section 9.01.  Termination............................................47
Section 9.02.  Effect of Termination..................................48

                                  ARTICLE 10
                                 Miscellaneous

Section 10.01.  Notices...............................................48
Section 10.02.  Entire Agreement; Non-Survival of
                  Representations and Warranties......................50
Section 10.03.  Amendments; No Waivers................................50
Section 10.04.  Expenses..............................................51
Section 10.05.  Successors and Assigns................................51
Section 10.06.  Governing Law.........................................52
Section 10.07.  Jurisdiction..........................................52
Section 10.08.  Counterparts; Effectiveness...........................52


Exhibit A         Forms of Affiliate's Pooling Letters




                             TABLE OF DEFINITIONS


Term                                                   Section
-----                                                  -------

1933 Act                                                3.03(d)
1934 Act                                                3.03(c)
368 Reorganization                                      3.19(b)
Acquisition Proposal                                    5.03
Adjusted Option                                         1.07(a)(i)
Benefit Arrangements                                    3.15(d)
Buyer                                                 preamble
Buyer 10-K                                              4.06
Buyer Balance Sheet                                     4.07
Buyer Balance Sheet Date                                4.07
Buyer Disclosure Documents                              4.08(a)
Buyer Disclosure Schedule                            Article 4
Buyer Merger Consideration                              1.02(b)
Buyer Merger Sub                                      preamble
Buyer Merger Sub Common Stock                           1.02(b)
Buyer Party                                             4.02
Buyer Preferred Stock                                   4.05(a)
Buyer Proxy Statement                                   4.08(b)
Buyer SEC Documents                                     4.06
Buyer Shareholder Meeting                               6.02(a)
Buyer Stock                                             1.02(b)
Buyer Sub Merger                                        1.02(a)
Buyer Surviving Corporation                             1.02(a)
Buyer Surviving Corporation Common Stock                1.02(b)
Claim                                                   7.09(a)
Code                                                    1.07(b)
Company                                               preamble
Company 10-K                                            3.06(a)
Company 10-Qs                                           3.06(a)
Company Balance Sheet                                   3.08
Company Balance Sheet Date                              3.08
Company Benefit Arrangements                            3.15(d)
Company Certificate of Merger                           1.05(a)
Company Disclosure Documents                            3.09(a)
Company Disclosure Schedule                          Article 3
Company Merger Consideration                            1.01(b)
Company Merger Sub                                    preamble
Company Merger Sub Common Stock                         1.01(b)
Company Proxy Statement                                 3.09(a)
Company Returns                                         3.14(a)(i)
Company SEC Documents                                   3.07
Company Securities                                      3.05
Company Shareholder Meeting                             5.02(a)
Company Software                                        3.17(b)
Company Sub Merger                                      1.01(a)
Company Subsidiary Securities                           3.06(b)
Company Surviving Corporation                           1.01(a)
Company Surviving Corporation Common Stock              1.01(b)
Company Stock                                           1.01(b)
Company Stock Options                                   1.07(a)(i)
Company Stock Plans                                     1.07(a)(i)
D&O Insurance                                           7.09(c)
Delaware Law                                            1.05
Employee Benefit Plan                                   3.15(a)
Employee Plan                                           3.15(a)
Employee Plans                                          3.15(a)
Environmental Laws                                      3.18(e)(i)
Environmental Permits                                   3.18(e)(ii)
ERISA                                                   3.15(a)
ERISA Affiliate                                         3.15(a)
Excess Shares                                           1.09
Exchange Agent                                          1.03(a)
Form S-4                                                4.08
GAAP                                                    3.08
HSR Act                                                 3.03(b)
Indemnified Party                                       7.09(a)
Lien                                                    3.04(d)
Material Adverse Effect                                 3.01
Material Subsidiary                                     3.06(a)
Merger Consideration                                    1.02(b)
Merger Date                                             1.05(c)
Mergers                                                 1.04
Multiemployer Plan                                      3.15(b)
Names                                                   3.17
NYSE                                                    1.09
Ohio Law                                                1.01(b)
Parent                                                preamble
Parent Common Stock                                     1.01(b)
Pension Plans                                           3.15(a)
Person                                                  1.03(c)
Pre-Merger Matters                                      7.09(a)
Providing Party                                         7.04
Receiving Party                                         7.04
Regulation S-X                                          3.11(i)
Retirement Plans                                        3.15(b)
Rights Agreement                                        3.22(a)
SEC                                                     3.07
Subsequent Buyer SEC Documents                          4.06
Subsequent Company SEC Documents                        3.07
Subsidiary                                              1.01(b)
Superior Proposal                                       5.03
Tax Return                                              3.14(b)
Taxes                                                   3.14(b)
Taxing Authorities                                      3.14(b)
Valuation Report                                        3.15(a)





                         AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER dated as of October 5, 1997 among Federal Express Corporation, a Delaware corporation ("Buyer"), Caliber System, Inc., an Ohio corporation ( the "Company"), Fast Holding Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Parent"), Fast Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Buyer Merger Sub"), and Tires Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Tires Merger Sub").

               The parties hereto agree as follows:




                                   ARTICLE 1
                                  The Mergers


               Section 1.1. Tires Sub Merger. (a) Upon the terms and subject to the conditions set forth herein, on the Merger Date, Tires Merger Sub shall merge into the Company (the "Tires Sub Merger") and the separate existence of Tires Merger Sub shall cease. The Company shall be the surviving corporation in the Tires Sub Merger (hereinafter sometimes referred to as the "Tires Surviving Corporation") and its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Tires Sub Merger.

           (b)  Pursuant to the Tires Sub Merger:

                 (i) Each share of common stock without par value of the Company (the "Company Stock") held by the Company as treasury stock immediately prior to the Merger Date shall be canceled and no payment shall be made with respect thereto;

                (ii) Each share of Company Stock outstanding immediately prior to the Merger Date shall, except as otherwise provided in Section 1.1(b)(i) or as provided in Section 1.6 with respect to shares of Company Stock as to which dissenters' rights have been exercised (which shares shall be treated in accordance with Section 1701.85 of the General Corporation Law of Ohio (the "Ohio Law")), be converted into the right to receive 0.8 shares (the "Tires Merger Consideration") of common stock, par value $0.10 per share, of Parent ("Parent Common Stock"); and

               (iii) At the Merger Date, each share of common stock, par value $0.01 per share, of Tires Merger Sub ("Tires Merger Sub Common Stock") outstanding immediately prior to the Merger Date shall be converted into an equal number of shares of common stock, par value $0.01 per share, of the Tires Surviving Corporation ("Tires Surviving Corporation Common Stock").

               From and after the Merger Date, all shares of Company Stock converted in accordance with Section 1.1(b)(ii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of such shares shall cease to have any rights with respect thereto, except the right to receive the Tires Merger Consideration, the right to exercise dissenters' rights in accordance with and subject to the provisions of the Ohio Law and the other rights specified in this Agreement. From and after the Merger Date, all certificates representing Tires Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of Tires Surviving Corporation Common Stock into which they were converted in accordance with Section 1.1(b)(iii). For the purposes of this Agreement, "Subsidiary", when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which securities or other ownership interests having ordinary power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or any agency or instrumentality thereof.

               Section 1.2. Buyer Sub Merger. (a) Upon the terms and subject to the conditions set forth herein, on the Merger Date, Buyer Merger Sub shall merge into Buyer (the "Buyer Sub Merger") and the separate existence of Buyer Merger Sub shall cease. Buyer shall be the surviving corporation in the Buyer Sub Merger (hereinafter sometimes referred to as the "Buyer Surviving Corporation") and its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Buyer Sub Merger.

           (b)  Pursuant to the Buyer Sub Merger:

                 (i) Each share of common stock, par value $0.10 per share, of Buyer (the "Buyer Stock") held by Buyer as treasury stock immediately prior to the Merger Date shall be canceled and no payment shall be made with respect thereto;

                (ii) Each share of Buyer Stock outstanding immediately prior to the Merger Date shall, except as otherwise provided in Section 1.2(b)(i), be converted into the right to receive one share of Parent Common Stock (the "Buyer Merger Consideration" and, together with the Tires Merger
Consideration, the "Merger Consideration"); and

               (iii) At the Merger Date, each share of common stock, par value $0.01 per share, of Buyer Merger Sub ("Buyer Merger Sub Common Stock"), outstanding immediately prior to the Merger Date shall be converted into an equal number of shares of common stock, par value $0.01 per share, of the Buyer Surviving Corporation ("Buyer Surviving Corporation Common Stock").

From and after the Merger Date, all shares of Buyer Stock converted in accordance with Section 1.2(b)(ii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of such shares shall cease to have any rights with respect thereto, except the right to receive the Buyer Merger Consideration and the other rights specified in this Agreement. From and after the Merger Date, all certificates representing Buyer Sub Common Stock shall be deemed for all purposes to represent the number of shares of the Buyer Surviving Corporation Common Stock into which they were converted in accordance with
Section 1.2(b)(iii).

               Section 1.3. Surrender and Payment. (a) Prior to the Merger Date, Buyer shall cause Parent to appoint an agent reasonably satisfactory to the Company (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Company Stock for the Tires Merger Consideration. Parent will make available to the Exchange Agent, as needed, certificates representing the Parent Common Stock in respect of the Tires Merger Consideration to be paid in respect of shares of Company
Stock, in accordance with the terms of Section 1.1(b). Promptly after the Merger Date, Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Stock at the Merger Date a letter of transmittal for use in such exchange (which shall specify that delivery of the Tires Merger Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing shares of Company Stock, to the Exchange Agent). Upon the conversion of Buyer Stock into Parent Common Stock in accordance with
Section 1.2(b), all shares of Buyer Stock so converted shall be canceled and cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Parent Common Stock.

           (b) Each holder of shares of Company Stock that have been converted into a right to receive the Tires Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such shares of Company Stock, together with a properly completed letter of transmittal covering such shares of Company Stock, will be entitled to receive the Tires Merger Consideration payable in respect of such shares of Company Stock, cash in lieu of any fractional shares and certain dividends or other distributions in accordance with Section 1.3(g). Until so surrendered, each such certificate shall, after the Merger Date, represent for all purposes only the right to receive the Tires Merger Consideration, cash in lieu of any fractional shares and certain dividends or other distributions in accordance with Section 1.3(g).

           (c) If any portion of the Tires Merger Consideration is to be paid to a Person other than the registered holder of the shares of Company Stock represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares of Company Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

           (d) After the Merger Date, there shall be no further registration of transfers of shares of Company Stock. If, after the Merger Date, certificates representing shares of Company Stock or Buyer Stock are presented to the respective surviving corporations in the Mergers, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 1.

           (e) Any portion of the Tires Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) that remains unclaimed by the holders of shares of Company Stock twelve months after the Merger Date shall be returned to Parent, upon demand, and any such holder who has not exchanged his shares of Company Stock for the Tires Merger Consideration in accordance with this Section 1.3 prior to that time shall thereafter look only to Parent for his claim for Tires Merger Consideration, any cash in lieu of any fractional shares and certain dividends or other distributions in accordance with Section 1.3(g). Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of shares of Company Stock two years after the Merger Date (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claim or interest of any Person previously entitled thereto.

           (f) Any portion of the Tires Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) to pay for shares of Company Stock in respect of which dissenters rights have been perfected shall be returned to Parent, upon demand.

           (g) No dividends or other distributions with respect to the Parent Common Stock constituting all or a portion of the Tires Merger Consideration shall be paid to the holder of any unsurrendered certificate representing Company Stock until such certificates are surrendered as provided in this Section 1.3. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the certificates representing the Parent Common Stock (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Merger Date payable prior to or on the date of such surrender with respect to such whole shares of Parent Common Stock, and not paid, and the amount of cash payable in lieu of any fractional shares, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax law, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Merger Date but prior to the date of surrender and a payment date subsequent to the date of surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax law. Parent shall make available to the Exchange Agent cash for these purposes.

           (h) If any certificate representing Company Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Tires Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

               Section 1.4. Cancellation of Parent Stock. All outstanding shares of the capital stock of Parent immediately prior to the Merger Date shall be canceled immediately upon consummation of the Buyer Sub Merger. The Tires Sub Merger and the Buyer Sub Merger are sometimes together referred to as the "Mergers".

               Section 1.5. The Merger Date. As soon as practicable (but in no event more than two business days) after the satisfaction or, to the extent permitted hereunder or under applicable law, waiver of all conditions to each of the Mergers, (a) the Company shall file the certificate of merger required to effect the Tires Sub Merger (the "Company Certificate of Merger") with the Ohio Secretary of State and make all other filings or recordings required by the Ohio Law in connection with the Tires Sub Merger, (b) Buyer shall file a copy of this Agreement with the Delaware Secretary of State and make all other filings or recordings required by the Delaware Law in connection with the Buyer Sub Merger, and (c) the Mergers shall become effective, it being understood that the Buyer Sub Merger shall become effective immediately prior to the Tires Sub Merger in accordance with the terms of such Company Certificate of Merger and this Agreement (such time and date are referred to as the "Merger Date"). Notwithstanding the first sentence of this Section 1.5, the Merger Date shall occur no earlier than ten days after the date on which the shareholders of the Company shall have approved the Tires Sub Merger and, in any event, no earlier than January 2, 1998.

               Section 1.6.  Dissenting Shares.  Notwithstanding Section
1.1 or Section 1.2, as applicable, shares of Company Stock outstanding immediately prior to the Merger Date and held by a holder who has not voted in favor of the Tires Sub Merger and who has exercised dissenters' rights in respect of such shares of Company Stock in accordance with the Ohio Law shall not be converted into a right to receive the Tires Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his dissenters' or objecting shareholders' rights. Shares of Company Stock in respect of which dissenters rights have been exercised shall be treated in accordance with Section 1701.85 of the Ohio Law. If after the Merger Date such holder fails to perfect or withdraws or otherwise loses his right to demand the payment of fair value for shares of Company Stock under Ohio Law, such shares of Company Stock shall be treated as if they had been converted as of the Merger Date into a right to receive the Tires Merger Consideration, cash in lieu of any fractional shares and certain dividends or other distributions in accordance with Section 1.3(g). The Company shall give Buyer prompt notice of any demands received by the Company for the exercise of dissenters rights with respect to shares of Company Stock and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands. In the event any amounts shall become due and payable in respect of any such demands, such amounts shall be paid by the Company.

               Section 1.7. Stock Options of the Company. (a) As soon as practicable following the date of this Agreement, the Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans, as defined below) shall adopt such resolutions or take such other actions as may be required to effect the following:

                 (i) adjust the terms of all outstanding options to purchase shares of Company Stock (the "Company Stock Options") granted under any plan or arrangement providing for the grant of options to purchase shares of Company Stock to current or former officers, directors, employees or consultants of the Company (the "Company Stock Plans"), whether vested or unvested, as necessary to provide that, at the Merger Date, each Company Stock Option outstanding immediately prior to the Merger Date shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Company Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Stock subject to such Company Stock Option by 0.8, at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Stock otherwise purchasable pursuant to such Company Stock Option divided by (B) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up to the nearest whole cent; and

                (ii) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

           (b) The adjustments provided herein with respect to any Company Stock Options that are "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

           (c) Prior to the Merger Date, Parent shall adopt an option plan which shall provide for the issuance of the Adjusted Options at the Merger Date and by virtue of the Merger and without the need of any further corporate action, Parent shall assume all obligations of the Company under the Company Stock Plans, including with respect to the Company Stock Options outstanding at the Merger Date.

           (d) No later than the Merger Date, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the initial offering prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options may remain outstanding.

           (e) As soon as practicable after the Merger Date, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.7 after giving effect to the Merger).

           (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and any required United States Federal withholding tax information and payment.

           (g) Except as otherwise contemplated by this Section 1.7 and except to the extent required under the respective terms of the Company Stock Options or other applicable agreements, all restrictions or limitations on transfer and vesting with respect to Company Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

           Section 1.8. Adjustments. If at any time during the period between the date of this Agreement and the Merger Date, any change in the outstanding shares of Buyer Stock or Company Stock shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted.

           Section 1.9. Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Tires Sub Merger, but in lieu thereof each holder of Company Stock otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 1.9, a cash payment in lieu of such fractional shares of Parent Common Stock representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Parent Common Stock which would otherwise have been issued (the "Excess Shares"). The sale of the Excess Shares by the Exchange Agent shall be executed on the New York Stock Exchange, Inc. (the "NYSE") through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of Company Stock, the Exchange Agent will hold such proceeds in trust for the holders of Company Stock. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including, without limitation, the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Stock in lieu of any fractional shares of Parent Common Stock the Exchange Agent shall make available such amounts to such holders of shares of Company Stock without interest.





                                   ARTICLE 2
                          The Surviving Corporations


               Section 2.1. Articles and Certificate of Incorporation; Bylaws. (a) The articles of incorporation and bylaws of the Company in effect at the Merger Date shall be the articles of incorporation and bylaws, respectively, of the Tires Surviving Corporation until amended in accordance with applicable law. The Tires Surviving Corporation shall succeed to all of the rights, privileges, powers and franchises, of a public as well as of a private nature, of the Company and Tires Merger Sub, all of the properties and assets and all of the debts of the Company and Tires Merger Sub, choses in action and other interests due or belonging to the Company and Tires Merger Sub and shall be subject to, and responsible for, all of the debts, liabilities and duties of the Company and Tires Merger Sub with the effect set forth in the Ohio Law.

           (b) The certificate of incorporation and bylaws of Buyer in effect at the Merger Date shall be the certificate of incorporation and bylaws, respectively, of the Buyer Surviving Corporation until amended in accordance with applicable law. The Buyer Surviving Corporation shall succeed to all of the rights, privileges, powers and franchises, of a public as well as of a private nature, of Buyer and Buyer Merger Sub, all of the properties and assets of and all of the debts of Buyer and Buyer
Merger Sub, choses in action and other interests due or belonging to Buyer and Buyer Merger Sub and shall be subject to, and responsible for, all of the debts, liabilities and duties of Buyer and Buyer Merger Sub with the effect set forth in the Delaware Law.

               Section 2.2. Directors and Officers. From and after the Merger Date, until successors are duly elected or appointed and qualified in accordance with applicable law, and subject to Section 7.15 of the Company Disclosure Schedule, (a) the directors of Buyer Merger Sub immediately prior to the Merger Date shall be the directors of the Tires Surviving Corporation, (b) the directors of Buyer immediately prior to the Merger Date shall be the directors of the Buyer Surviving Corporation, (c) the directors of Buyer immediately prior to the Merger Date shall be the directors of Parent, (d) the officers of the Company immediately prior to the Merger Date shall be the officers of the Tires Surviving Corporation and (e) the officers of Buyer immediately prior to the Merger Date shall be the officers of the Buyer Surviving Corporation.





                                   ARTICLE 3
                 Representations and Warranties of the Company

Except as set forth in the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warranty only, except where the information in any such section is disclosed in such a way to make its relevance to any other representation or warranty readily apparent, in which case, such section shall be deemed to also qualify such other representation and warranty) of the Company attached hereto (the "Company Disclosure Schedule") or as otherwise provided herein, the Company represents and warrants to Buyer that:

               Section 3.1. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except (i) where the failure to have such licenses, authorizations, permits, consents or approvals and (ii) for those jurisdictions where the failure to be so qualified or in good standing, is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, business, assets or results of operations of such Person and its Subsidiaries taken as a whole or on the ability of such Person to perform its obligations hereunder in all material respects. The Company has heretofore delivered to Buyer true and complete copies of the Company's articles of incorporation and bylaws as currently in effect.

               Section 3.2.  Corporate Authorization.   (a) The execution,
delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the required approval of the shareholders of the Company in connection with the consummation of the Tires Sub Merger, have been duly authorized by all necessary corporate action. The affirmative vote of a majority of the shares of the entire voting power is the only vote of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

           (b) The Directors of the Company, at a meeting duly called and held, have (i) determined that this Agreement and the transactions contemplated hereby (including the Tires Sub Merger) are fair to and in the best interests of the shareholders of the Company, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Tires Sub Merger), and (iii) resolved to recommend approval and adoption of this Agreement by the shareholders of the Company, subject to the terms hereof.

               Section 3.3. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no action, by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of the Company Certificate of Merger in accordance with the Ohio Law; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (c) compliance with any applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act"); (d) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"); (e) compliance with any applicable foreign or state securities or Blue Sky laws; (f) compliance with any applicable pre-merger notification or similar statutes and rules of the European Community (or certain of its member states), Canada and Mexico; (g) any applicable requirements of the Department of Transportation;
(h) filings and notices not required to be made or given until after the Merger Date and (i) immaterial actions or filings relating to ordinary operational matters.

               Section 3.4. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not
(a) contravene or conflict with the articles of incorporation or bylaws of the Company, (b) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary of the Company, (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary of the Company or to a loss of any benefit to which the Company or any Subsidiary of the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any Subsidiary of the Company or any license, franchise, permit or other similar authorization held by the Company or any Subsidiary of the Company, or (d) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary of the Company, other than, in the case of the events specified in clauses (b), (c) and (d), any such event which, individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on the Company. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

               Section 3.5. Capitalization. As of September 15, 1997, the authorized capital stock of the Company consists of 200,000,000 shares of Company Stock and 40,000,000 shares of serial preferred stock. As of September 13, 1997, there were (i) 39,206,414 shares of Company Stock outstanding and (ii) no shares of serial preferred stock outstanding. As of September 18, 1997, there were employee and director stock options to purchase an aggregate of 663,681 shares of Company Stock outstanding (none of which options were exercisable, other than options in respect of 22,460 shares of Company Stock). All outstanding shares of capital stock of Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.5, and for changes since September 15, 1997 resulting from the exercise of stock options outstanding on such date, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (c) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (a), (b) and (c) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Securities.

               Section 3.6. Material Subsidiaries. (a) Each Material Subsidiary of the Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except (i) where the failure to have such licenses, authorizations, consents or approvals and (ii) for those jurisdictions where failure to be so qualified or licensed is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. All Material Subsidiaries and their respective jurisdictions of incorporation are identified in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996 (the "Company 10-K"). For the purposes of this Agreement, "Material Subsidiary" means those Subsidiaries of the Company required to be identified as significant subsidiaries of the Company in the Company 10-K pursuant to Regulation S-X 1.02(w).

           (b) All of the outstanding capital stock of, or other ownership interests in, each Material Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, and (ii) options or other rights to acquire from the Company or any Subsidiary of the Company, and no other obligation of the Company or any Subsidiary of the Company to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.

               Section 3.7. SEC Filings. The Company has delivered to Buyer (i) the Company's annual reports on Form 10-K for its fiscal years ended December 31, 1996, 1995 and 1994, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 1996 (the "Company 10-Qs"), (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held since December 31, 1996, and (iv) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since January 1, 1996 and through the date of this Agreement. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (collectively, the "Company SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents complied, and all documents required to be filed by the Company with the SEC after the date hereof and prior to the Merger Date (the "Subsequent Company SEC Documents") will comply, in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained, and the Subsequent Company SEC Documents will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               Section 3.8. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Section 3.7 fairly present, in all material respects, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-ended adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of the Company as of December 31, 1996 set forth in the Company 10-K and "Company Balance Sheet Date" means December 31, 1996.

               Section 3.9. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents"), including, without limitation, the proxy or information statement of the Company (the "Company Proxy Statement"), if any, to be filed with the SEC in connection with the adoption of this Agreement by the holders of Company Stock, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act.

           (b) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, and at the time such shareholders vote on the adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Company Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.9(b) will not apply to statements included in or omissions from the Company Disclosure Documents based upon information furnished to the Company in writing by Buyer or Parent specifically for use therein.

               Section 3.10. Information Supplied. The information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Buyer Proxy Statement (as defined hereinafter) or any amendment or supplement thereto will not, at the time the Buyer Proxy Statement is first mailed to stockholders of Buyer and at the time such stockholders vote on the issuance of Parent Common Stock in connection with this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) the Form S-4 or any amendment or supplement thereto will not, at the time the Form S-4 or any amendment or supplement thereto becomes effective under the 1933 Act and on the Merger Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Buyer Disclosure Document (other than the Buyer Proxy Statement, the Form S-4 and any amendments or supplements to either) will not, at the time of effectiveness of such Buyer Disclosure Document and at the time of any distribution thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               Section 3.11. Absence of Certain Changes. Since the Company Balance Sheet Date and except as set forth in the Company SEC Documents, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

           (a) any event, occurrence or development of a state of circumstances or facts which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company other than any of the foregoing (i) relating to the economy or securities markets in general, (ii) relating to the Company's industry in general or
(iii) arising from the announcement or pendency of this Agreement or the transactions contemplated hereby;

           (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than payment of the Company's regular quarterly dividend on Company Common Stock in an amount not exceeding $0.10 per share and having customary record and payment dates), or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any amount of outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

           (c) (except for amendments to the Company's Rights Agreement contemplated by Section 3.22) any amendment of any material term of any outstanding security of the Company or any Subsidiary of the Company;

           (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of the Company of any indebtedness from any third party for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

           (e) any creation or assumption by the Company or any Subsidiary of the Company of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

           (f) any making of any loan, advance or capital contribution to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of the Company or to employees of the Company made in the ordinary course of business consistent with past practices;

           (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary of the Company which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company;

           (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary of the Company relating to its assets or business (including, without limitation, the acquisition or disposition of any assets) (other than transactions and commitments contemplated by this Agreement) inconsistent with the Company's budget and/or spending plans disclosed to Buyer prior to the date of this Agreement or any relinquishment by the Company or any Subsidiary of the Company of any material contract, license or right;

           (i) any change in any method of accounting or accounting principle or practice by the Company or any Subsidiary of the Company, except for any such change required by GAAP or Regulation S-X promulgated under the 1934 Act ("Regulation S-X");

           (j) any (i) grant by the Company or any of its Subsidiaries of any severance or termination pay to, or entry into any employment, termination or severance arrangement with, any director, officer or employee of the Company or any Subsidiary of the Company other than any such grant or arrangement to or with any employee of any Subsidiary of the Company in the ordinary course in an amount not exceeding an amount equal to the annual compensation plus expenses relating to "COBRA" and out-placement benefits of such employee; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary, other than in the ordinary course of business.

               Section 3.12. No Undisclosed Material Liabilities. There are no liabilities, commitments or obligations (whether pursuant to contracts or otherwise) of the Company or any Subsidiary of the Company of any kind whatsoever which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on the Company, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a liability, commitment or obligation, including, without limitation, any fines, disciplinary actions or other adverse actions that may be taken or reported concerning the conduct of the Company or any of its Subsidiaries, other than:

           (a) liabilities, commitments or obligations disclosed or provided for in the Company Balance Sheet (including the notes thereto) or in the Company 10-K;

           (b) liabilities, commitments or obligations incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date; and

           (c)  liabilities, commitments or obligations under this Agreement.

               Section 3.13. Litigation; Investigations. Except as set forth in the Company SEC Documents, there is no action, claim, suit, investigation, proceeding or examination pending against or affecting, or to the knowledge of the Company, threatened or reasonably likely to be brought against or affecting, the Company or any Subsidiary of the Company or any of their respective properties before any court or arbitrator or any governmental body, agency, authority or official which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company. The foregoing representation and warranty does not include or relate to any action, claim, suit, investigation, proceeding or examination, pending or threatened, challenging or seeking to prevent, enjoin, alter or delay the Mergers or any of the transactions contemplated hereby.

               Section 3.14. Taxes. (a) Except as set forth in the Company Balance Sheet (including the notes thereto) or on Schedule 3.14,
(i) all tax returns, statements, reports and forms (collectively, the "Company Returns") required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable laws; (ii) the Company and its Subsidiaries have timely paid all taxes shown as due and payable on the Company Returns that have been so filed, and, as of the time of filing, the Company Returns and any other information required to be shown thereon were correct and complete in all respects (other than taxes which are being contested in good faith and which are adequately provided for, under GAAP, on the Company Balance Sheet); (iii) the Company and its Subsidiaries have made provision for all Taxes payable by the Company and its Subsidiaries for which no Company Return has yet been filed; (iv) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; (v) neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (vi) neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent; (vii) all Returns filed with respect to tax years of the Company and its Subsidiaries through the tax year ended December 31, 1989, have been examined and closed or are returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired;
(viii) neither the Company nor any Subsidiary (or any member of any affiliated, consolidated, combined or unitary group of the Company or any Subsidiary is or has been a member) has been granted any extension or waiver of the statute of limitations period applicable to any return, which period (after giving effect to such extension or waiver) has not yet expired; (ix) at no time during the two years preceding the date hereof has there been pending any request for a ruling or determination between the Company or any Subsidiary and any Taxing Authority in respect of any Tax, net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction, depreciation or amortization deduction or other tax deduction or credit; (x) none of the property owned or used by the Company or any subsidiary is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Code; (xi) none of the property owned or used by the Company or any Subsidiary is subject to a lease, other than a "true" lease for federal income tax purposes; (xii) none of the property owned by the Company or any Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (xiii) a protective carryover election has been filed in connection with each transaction consummated by the Company or any Subsidiary prior to January 20, 1994 that constituted a "qualified stock purchase" within the meaning of Section 338 of the Code; (xiv) neither the Company nor any of its Subsidiaries has any contractual obligations under any tax sharing agreement or similar agreement or tax indemnity agreement with any corporation or person which is not a member of the affiliated group of corporations of which the Company is the common parent; and (xv) neither the Company nor any of its Subsidiaries owns any interest in real property in the State of New York. For purposes of the representations contained in this Section 3.14, none of these representations shall be deemed to have been breached unless such breach would have, individually or in the aggregate, a Material Adverse Effect on the Company.

           (b) For purposes of this Agreement, "Taxes" means all United States Federal, state, local and foreign taxes, levies and other assessments, including, without limitation, all income, sales, use, goods and services, value added, capital, capital gains, net worth, transfer, profits, withholding, payroll, employer health, unemployment insurance payments, excise, real property and personal property taxes, and any other taxes, assessments or similar charges in the nature of a tax, including, without limitation, interest, additions to tax, fines and penalties, imposed by a governmental or public body, agency, official or authority (the "Taxing Authorities"). "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be filed with any Taxing Authority in connection with the determination, assessment, collection, administration or imposition of any Taxes.

               Section 3.15. ERISA and Labor Matters. (a) Section 3.15(a) of the Company Disclosure Schedule contains a list identifying each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which is subject to any provision of ERISA and is maintained, administered or contributed to by the Company or any Affiliate of the Company and covers any employee or former employee of the Company or any Subsidiary of the Company or under which the Company or any Subsidiary of the Company has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to Buyer together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans". For purposes of this Section, "ERISA Affiliate" of the Company means any other Person which, together with the Company, would be treated as a single employer under Section 414 of the Code. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in
Section 3(2) of ERISA (the "Pension Plans") are identified as such in the list referred to above.

           (b) No Employee Plan constitutes a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan"). No "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred with respect to any Employee Plan subject to Title IV of ERISA, whether or not waived. The Company knows of no "reportable event", within the meaning of
Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Employee Plan, other than a reportable event that is not reasonably likely to have a Material Adverse Effect on the Company. No condition exists and no event has occurred that could constitute grounds for termination of any Employee Plan other than any such terminations that would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its ERISA Affiliates has any material unsatisfied liability under Title IV of ERISA in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any Subsidiary, any officer or director of the Company or any Subsidiary subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that is reasonably likely to have a Material Adverse Effect on the Company.

           (c)  Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to Buyer copies of the most recent IRS determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to the Employee Plan, excluding any instances of non-compliance that would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect on the Company.

           (d) Section 3.15(d) of the Company Disclosure Schedule contains a list of each material employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is not an Employee Plan, is entered into, maintained or contributed to, as the case may be, by the Company or any of its Affiliates and covers any employee or former employee of the Company or any of its Subsidiaries. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to Buyer are referred to collectively herein as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement, excluding any instances of non-compliance that would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect on the Company.

           (e) Except as would not be reasonably likely to have a Material Adverse Effect on the Company, no Employee Plan, Benefit Arrangement or related document contains any provision that would prevent the Company or any Subsidiary from amending or terminating any post-retirement health, medical or life insurance benefits and no agent or representative of the Company or any of its Affiliates has made any statements that would limit the ability of the Company or any of its Subsidiaries to amend or terminate any such benefits.

           (f) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the Company Balance Sheet Date.

           (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Benefit Arrangement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or former employee of the Company or any of its Subsidiaries, or result in the triggering or imposition of any restrictions or limitations on the right of Parent, the Company or any Subsidiary of the Company to amend or terminate any Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as otherwise identified in Section 3.15(d) of the Company Disclosure Schedule, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(i)(2) or 280G of the Code.

           (h) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no labor unions voluntarily recognized or certified to represent any bargaining unit of employees at the Company or any of its Subsidiaries. No work stoppage, labor strike or slowdown against the Company or any of its Subsidiaries is pending or threatened. Neither the Company nor any of its Subsidiaries is involved in or threatened with any labor dispute or grievance which individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect on the Company. To the knowledge of the Company there is no organizing effort or representation question at issue with respect to any employee of the Company or any of its Subsidiaries. No collective bargaining agreement to which the Company or any of its Subsidiaries is or may be a party is currently under negotiation or renegotiation and no existing collective bargaining agreement is due for expiration, renewal or renegotiation within the one year period after the date hereof.

           Section 3.16. Compliance with Laws. Except for any matter that is not reasonably likely to have a Material Adverse Effect on the Company, since January 1, 1996, neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations.

               Section 3.17. Intellectual Property Rights. (a) The Company and its Subsidiaries own or have rights to use, free and clear of all Liens, and have not assigned, hypothecated or otherwise encumbered, the names "Caliber System," "RPS" and "Roberts Express" (the "Names") and any of the Company's related material trademarks, trade names, service marks or logos except for such trademarks, trade names, service marks or logos the failure of which to own or have rights to use individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on the Company. The Company has no knowledge of any current pending or threatened infringement or challenge by any Person with respect to the Names and the related logos.

           (b) Each of the Company and its Subsidiaries owns outright or holds valid and enforceable licenses to all copies of the operating and applications computer software programs and databases material to the conduct by the Company and its Subsidiaries of their respective businesses (other than programs and databases that are generally commercially available) as of the date hereof (collectively, the "Company Software") except for such Company Software the failure of which to own or validly license individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on the Company. To the Company's knowledge, none of the Company Software used by the Company and its Subsidiaries, and no use thereof, infringes upon or violates any patent, copyright, trade secret or other proprietary right of any other Person and, to the Company's knowledge, no claim with respect to any such infringement or violation is pending or threatened, except for any such infringement or violation which, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect on the Company. Upon consummation of the transactions contemplated by this Agreement, except for Company Software sold or otherwise disposed of in the ordinary course of business after the date hereof, each of the Company and its Subsidiaries (i) will continue to own all the Company Software owned by it, free and clear of all claims, Liens, encumbrances, obligations and liabilities and (ii) with respect to all agreements for the lease or license of Company Software which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for the Company and its Subsidiaries to continue to use and operate such Company Software after the consummation of the transactions contemplated by this Agreement, shall have obtained such consents or taken such other actions so required prior to the Merger Date, except for such consents or actions that if not obtained or taken, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on the Company.

           Section 3.18. Environmental Matters. (a) (i) Except as set forth in the Company 10-K or the Company 10-Qs, no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, no investigation, action, claim, suit, proceeding or review is pending, or, to the knowledge of the Company or any Subsidiary, threatened by any governmental entity or other Person with respect to any matters relating to the Company or any Subsidiary and arising out of any Environmental Law which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company; and

                (ii) the Company and each Subsidiary are in compliance with all Environmental Laws and have, and are in compliance with, all Environmental Permits, except where any noncompliance or failure to receive Environmental Permits is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company; and

               (iii) there are no liabilities of, or relating to, the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

           (b) There are no liabilities disclosed in any environmental assessment, investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any Subsidiary or any property or facility now or previously owned, leased or operated by the Company or any Subsidiary which individually or in the aggregate are reasonably likely to exceed $10,000,000 which have not been disclosed to Buyer in writing as of the date hereof.
           (c) Neither the Company nor any Subsidiary owns, leases or operates or has owned, leased or operated any real property, or conducts or has conducted any operations, in New Jersey or Connecticut to which either the Connecticut Transfer Act or the New Jersey Industrial Site Recovery Act is applicable.

           (d) Neither the Company nor any Subsidiary owns or operates or has owned or operated any underground storage tank which has been closed in place, other than in compliance with Environmental Laws, as in effect on the date hereof or abandoned and, each underground storage tank owned, leased or operated by the Company or any Subsidiary of the Company is in compliance with Environmental Laws and, as of the date hereof, meets the standards, including new system performance standards and upgrading requirements contained in Subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C. 6991, et seq., as amended, and any rules or regulations promulgated thereunder, including 40 C.F.R. Section 280.20, et seq., except to the extent that any compliance, assessment or remediation costs arising from or relating to underground storage tanks would not, individually or in the aggregate, be reasonably likely to result in liabilities in excess of $10,000,000.

           (e) For purposes of this Section, the following terms shall have the meanings set forth below:

                 (i) "Environmental Laws" means any federal, state, local and foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, license or governmental restriction or any agreement or contract with any governmental authority or other third party, whether now or hereafter in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials;

                (ii) "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to the business of the Company or any Subsidiary as currently conducted; and

               (iii) "Company" and Subsidiary" shall include any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary.

               Section 3.19. Pooling; Tax Treatment. (a) The Company intends that the Mergers be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants (APB No. 16), as amended by Statements of the Financial Accounting Standards Board, and the related interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC.

           (b) Neither the Company nor any of its Affiliates has taken or agreed to take any action that would prevent the Mergers from qualifying (i) for "pooling of interests" accounting treatment as described in (a) above or
(ii) as a reorganization within the meaning of Section 368 of the Code (a "368 Reorganization") or a transfer governed by Section 351 of the Code.

               Section 3.20. Opinion of Financial Advisor. The Directors of the Company have received the opinion of Goldman, Sachs & Co., financial advisor to the Company, to the effect that, as of the date of this Agreement, the Tires Merger Consideration is fair to the shareholders of the Company from a financial point of view, and such opinion has not been withdrawn.

               Section 3.21. Antitakeover Statutes. The Directors of the Company have taken or will take all appropriate and necessary actions such that Section 1704 of the Ohio Law will not have any effect on the Mergers or the other transactions contemplated by this Agreement. No other "fair price," "moratorium," "control share acquisition," or other similar antitakeover statute or regulation is applicable to the Tires Sub Merger or the other transactions contemplated by this Agreement.

               Section 3.22. Rights Agreement. (a) The Company has adopted an amendment to the Rights Agreement dated August 22, 1996 between the Company and First Chicago Trust Company of New York (as successor to Keybank National Association) (the "Rights Agreement") with the effect that neither Buyer, Parent nor Buyer Merger Sub shall be deemed to be either an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and that the Rights will not separate from the Company Stock, as a result of entering into this Agreement or consummating the Tires Sub Merger and/or the other transactions contemplated hereby.

           (b) The Company has taken all necessary action with respect to all of the outstanding Rights (as defined in the Rights Agreement) so that, as of immediately prior to the Merger Date, as a result of entering into this Agreement or consummating the Tires Sub Merger and/or the other transactions contemplated by this Agreement, (A) neither the Company nor Buyer will have any obligations under the rights or the Rights Agreement as a result of the Mergers and (B) the holders of the rights will have no rights under the Rights or the Rights Agreement as a result of the Mergers.

               Section 3.23. Finders' Fees. Except for Goldman, Sachs & Co., a copy of whose engagement agreement has been provided to Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.





                                   ARTICLE 4
                    Representations and Warranties of Buyer


Except as set forth in the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warrant only, except where the information in any such section is disclosed in such a way to make its relevance to any other representation or warranty readily apparent, in which case, such section shall be deemed to also qualify such other representation and warranty) of Buyer attached hereto (the "Buyer Disclosure Schedule"), Buyer represents and warrants to the Company that:

               Section 4.1. Corporate Existence and Power. (a) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except (i) where the failure to have such licenses, authorizations, permits, consents or approvals and (ii) for those jurisdictions where the failure to be so qualified or in good standing is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Buyer. Buyer has heretofore delivered to the Company true and complete copies of Buyer's certificate of incorporation and bylaws as currently in effect.

           (b) Each of Parent, Buyer Merger Sub and Tires Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Since their respective dates of incorporation, none of Parent, Buyer Merger Sub and Tires Merger Sub has engaged in any activities other than in connection with the transactions contemplated hereby.

           Section 4.2. Corporate Authorization. The execution, delivery and performance by each of Buyer, Parent, Buyer Merger Sub and Tires Merger Sub (each, a "Buyer Party") of this Agreement and the consummation by each Buyer Party of the transactions contemplated hereby are within the corporate powers of such Buyer Party and, except for the required approval of the stockholders of Buyer of the issuance of Parent Common Stock in connection with this Agreement pursuant to the rules of the NYSE, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by each Buyer Party which is a party thereto and constitutes a valid and binding agreement of such Buyer Party enforceable against such Buyer Party in accordance with its terms.

           Section 4.3. Governmental Authorization. The execution, delivery and performance by each Buyer Party of this Agreement and the consummation by such Buyer Party of the transactions contemplated by this Agreement require no action, by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of this Agreement in accordance with the Delaware Law; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the 1934 Act; (d) compliance with any applicable requirements of the 1933 Act; (e) compliance with any applicable foreign or state securities or Blue Sky laws; (f) compliance with any applicable pre-merger notification or similar statutes and rules of the European Community (or certain of its member states), Canada and Mexico; (g) any applicable requirements of the Department of Transportation; (h) filings and notices not required to be made or given until after the Merger Date and (i) immaterial actions or filings relating to ordinary operational matters.

           Section 4.4. Non-Contravention. The execution, delivery and performance by each Buyer Party of this Agreement and the consummation by such Buyer Party of the transactions contemplated by this Agreement do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of such Buyer Party, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer or any Subsidiary of Buyer, (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Buyer or any Subsidiary of Buyer or to a loss of any benefit to which Buyer or any Subsidiary of Buyer is entitled under any provision of any agreement, contract or other instrument binding upon Buyer or any Subsidiary of Buyer or any license, franchise, permit or other similar authorization held by Buyer or any Subsidiary of Buyer, or (d) result in the creation or imposition of any Lien on any asset of Buyer or any Subsidiary of Buyer, other than, in the case of the events specified in clauses (b), (c) and (d), any such event which, individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on Buyer.

           Section 4.5. Capitalization. As of August 4, 1997, the authorized capital stock of (a) Buyer consisted of 200,000,000 shares of Buyer Stock and 4,000,000 shares of series preferred stock without par value ("Buyer Preferred Stock"), (b) Parent consisted of 200,000,000 shares of Parent Common Stock, (c) Buyer Merger Sub consisted of 1,000 shares of Buyer Merger Sub Stock, and (d) Tires Merger Sub consisted of 1,000 shares of Tires Merger Sub Common Stock. As of August 4, 1997, there were 115,011,018 shares of Buyer Stock outstanding and no shares of Buyer Preferred Stock outstanding. As of August 4, 1997, an aggregate of 7,580,010 shares of Buyer Stock were reserved for issuance or issuable under employee benefit or other compensation plans or programs or dividend reinvestment plans of Buyer. All outstanding shares of capital stock of each Buyer Party have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Parent Common Stock, when issued in the Mergers, will be duly authorized and validly issued and will be fully paid and non-assessable.

           Section 4.6.  SEC Filings.  Buyer has furnished to the
Company (i) Buyer's annual reports on Form 10-K for its fiscal years ended May 31, 1997 (the "Buyer 10-K"), 1996 and 1995, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after May 31, 1997, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, Buyer's shareholders held since May 31, 1997, and
(iv) all of its other reports, statements, schedules and registration statements filed with the SEC since May 31, 1997 and through the date of this Agreement. Buyer has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (collectively, the "Buyer SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Buyer SEC Documents complied, and all documents required to be filed by Buyer with the SEC after the date hereof and prior to the Merger Date (the "Subsequent Buyer SEC Documents") will comply, in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Buyer SEC Documents contained, and the Subsequent Buyer SEC Documents will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

           Section 4.7. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Buyer included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Section 4.6 fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Buyer and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-ended adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Buyer Balance Sheet" means the consolidated balance sheet of Buyer as of May 31, 1997 set forth in the Buyer 10-K and "Buyer Balance Sheet Date" means May 31, 1997.

           Section 4.8. Disclosure Documents. (a) Each document required to be filed by Buyer and Parent with the SEC in connection with the transactions contemplated by this Agreement (the "Buyer Disclosure Documents"), including, without limitation, the proxy or information statement and registration statement of Buyer and Parent (the "Form S-4"), to be filed with the SEC in connection with the issuance of Parent Common Stock pursuant to this Agreement and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

           (b) At the time the proxy statement which forms a part of the Form S-4 (the "Buyer Proxy Statement") or any amendment or supplement thereto is first mailed to shareholders of Buyer, at the time such shareholders vote on the issuance of Parent Common Stock in connection with this Agreement, the Buyer Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. At the time of the filing of any Buyer Disclosure Document other than the Buyer Proxy Statement and at the time of any distribution thereof, such Buyer Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.8 will not apply to statements included in or omissions from the Buyer Disclosure Documents based upon information furnished to Buyer or Parent in writing by the Company specifically for use therein.

           Section 4.9. Information Supplied. The information supplied or to be supplied by Buyer or Parent for inclusion or incorporation by reference in (i) the Company Proxy Statement or any amendment or supplement thereto will not, at the time the Company Proxy Statement is first mailed to shareholders of the Company and at the time such shareholders vote on the approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (ii) any Company Disclosure Document (other than the Company Proxy Statement, and any amendments or supplements to either) will not, at the time of effectiveness of such Company Disclosure Document and at the time of any distribution thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

           Section 4.10. Absence of Certain Changes. Since the Buyer Balance Sheet Date and except as set forth in the Buyer SEC Documents, Buyer and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

           (a) any event, occurrence or development of a state of circumstances or facts which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer other than any of the foregoing (i) relating to the economy or securities markets in general, (ii) relating to Buyer's industry in general or (iii) arising from the announcement or pendency of this Agreement or the transactions contemplated hereby;

           (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Buyer, or any repurchase, redemption or other acquisition by Buyer or any Subsidiary of Buyer of any amount of outstanding shares of capital stock or other securities of, or other ownership interests in, Buyer or any of its Subsidiaries;

           (c) any amendment of any material term of any outstanding security of Buyer or any Subsidiary of Buyer; or

           (d) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Buyer or any Subsidiary of Buyer which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

           Section 4.11. No Undisclosed Material Liabilities. There are no liabilities, commitments or obligations (whether pursuant to contracts or otherwise) of Buyer or any Subsidiary of Buyer of any kind whatsoever which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on Buyer, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a liability, commitment or obligation, including, without limitation, any fines, disciplinary actions or other adverse actions that may be taken or reported concerning the conduct of Buyer or any of its Subsidiaries, other than:

           (a) liabilities, commitments or obligations disclosed or provided for in the Buyer Balance Sheet (including the notes thereto) or in the Buyer 10-K;
           (b) liabilities, commitments or obligations incurred in the ordinary course of business consistent with past practice since the Buyer Balance Sheet Date; and

           (c)  liabilities, commitments or obligations under this Agreement.

           Section 4.12. Litigation; Investigations. Except as set forth in the Buyer SEC Documents, there is no action, claim, suit, investigation, proceeding or examination pending against or affecting, or to the knowledge of Buyer, threatened or reasonably likely to be brought against or affecting, Buyer or any Subsidiary of Buyer or any of their respective properties before any court or arbitrator or any governmental body, agency, authority or official which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer. The foregoing representation and warranty does not include or relate to any action, claim, suit, investigation, proceeding or examination, pending or threatened, challenging or seeking to prevent, enjoin, alter or delay the Mergers or any of the transactions contemplated hereby.

           Section 4.13. Compliance with Laws. Except for any matter that is not reasonably likely to have a Material Adverse Effect on Buyer, since January 1, 1996, neither Buyer nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations.

           Section 4.14. Pooling; Tax Treatment. (a) Buyer intends that the Mergers be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants (APB No. 16), as amended by Statements of the Financial Accounting Standards Board, and the related interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC.

           (b) Neither Buyer nor any of its Affiliates has taken or agreed to take any action that would prevent the Mergers from qualifying (i) for "pooling of interests" accounting treatment as described in (a) above or (ii) as a reorganization within the meaning of Section 368, or a transfer governed by Section 351, of the Code.

           Section 4.15. Finders' Fees. Except for Merrill Lynch & Co., Inc., a copy of whose engagement agreement has been provided to the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Buyer or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.





                                   ARTICLE 5
                           Covenants of the Company


               The Company agrees that:

               Section 5.1. Conduct of the Company. From the date hereof until the Merger Date, except as provided in the Company Disclosure Schedule or as otherwise consented to by Buyer (which consent shall not be unreasonably withheld or delayed), the Company shall, and shall cause its Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, except as expressly permitted in this Agreement, from the date hereof until the Merger
Date:

           (a) The Company will not adopt or propose any change in its articles of incorporation or bylaws;

           (b) The Company will not, and will not permit any Subsidiary of the Company to, merge or consolidate with any other Person or, other than as provided in the Company's capital expenditure budget (included as Section 5.01(b) of the Company Disclosure Schedule) in the ordinary course of business, acquire a material amount of assets of any other Person;

           (c) The Company will not, and will not permit any Subsidiary of the Company to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

           (d) The Company will not, and will not permit any Subsidiary of the Company to, declare, set aside or pay any dividend (other than the payment of the Company's regular quarterly dividend on Company Stock in an amount not exceeding $0.10 per share) or make any other distribution with respect to any shares of the Company's capital stock;

           (e) The Company will not, and will not permit any Subsidiary of the Company to, create or assume any Lien on any material asset other than in the ordinary course consistent with past practices;

           (f) The Company will not, and will not permit any Subsidiary of the Company to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any Company Securities, any Company Subsidiary Securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any Company Securities or Company Subsidiary Securities other than pursuant to the exercise of a Company Stock Option;

           (g) The Company (i) will not split, combine or reclassify, or take any other similar action with respect to, any capital stock of the Company, and (ii) the Company will not, and will not permit any Subsidiary of the Company to, repurchase, redeem or otherwise acquire an amount of shares of capital stock of, or other ownership interests in, the Company or any Subsidiary of the Company, which repurchase, redemption or other acquisition, individually or in the aggregate, is material to the Company and its Subsidiaries, taken as a whole;

           (h) Except for borrowings or guarantees in the ordinary course of business consistent with past practice, the Company will not, and will not permit any Subsidiary of the Company to, incur or assume any indebtedness from any third party for borrowed money or guarantee any such indebtedness;

           (i) Except for (i) loans, advances or capital contributions to or investments in Subsidiaries of the Company, (ii) loans or advances to employees in the ordinary course of business consistent with past practice or
(iii) investments in securities consistent with past practices, the Company will not, and will not permit any Subsidiary of the Company to, make any material loans, advances or capital contributions to, or investments in, any other Person;

           (j) The Company will not, and will not permit any of its subsidiaries to, (i) grant any severance or termination pay to, or enter into any employment, termination or severance arrangement with, any director, officer or employee of the Company or any Subsidiary of the Company, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary, (iii) increase benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary, other than in the ordinary course of business;

           (k) The Company will not, and will not permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any Material Subsidiary of the Company, or any plan of division or share exchange involving the Company or any of its Material Subsidiaries;

           (l) The Company will not, and will not permit any Subsidiary of the Company to, change any material method of accounting or any material accounting principle or practice used by the Company or any Subsidiary of the Company, except for any such change required by reason of a change in GAAP or Regulation S-X;

           (m) Neither the Company nor any Subsidiary shall, to the extent it may affect or relate to the Company or any Subsidiary, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of, in the aggregate, materially increasing the Tax liability, or in the aggregate, materially reducing any Tax asset of the Company or any Subsidiary of the Company except to the extent (i) consistent with past practice or in the ordinary course of business, provided, however, that such action or omission will not have a Material Adverse Effect on the Company or (ii) such increase or reduction is adequately provided for, under GAAP, on the Company Balance Sheet. Furthermore, this Section 5.1(m) shall not preclude good faith efforts to comply with the Tax Matters Agreement by and between the Company and Sub-10 entered into in connection with the spin-off of Sub-10 on January 2, 1996.

           (n) All Returns not required to be filed on or before the date hereof (i) shall be filed when due in accordance with all applicable laws and
(ii) as of the time of filing, shall correctly reflect the facts regarding the income, business, assets, operations activities and status of the Company, its Subsidiaries and any other information required to be shown therein;

           (o) Neither the Company nor any Subsidiary shall reserve any amount for or make any payment of Taxes to any person or any Taxing Authority, except for such Taxes as are due or payable or have been properly estimated in accordance with applicable law as applied in a manner consistent with past practice of the Company or any such Subsidiary, as the case may be; and

           (p) The Company will not, and will not permit any Subsidiary of the Company to, agree to do any of the foregoing.

               Section 5.2. Shareholder Meeting; Proxy Material. (a) Subject to Section 5.3, the Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and, to the extent submitted to the Company's shareholders for approval, the transactions contemplated by this Agreement, and the Directors of the Company shall recommend adoption of this Agreement by the Company's shareholders; provided that such meeting need not be called and held and, prior to the Company Shareholder Meeting, such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of an Acquisition Proposal with respect to the Company, the Directors of the Company determine in good faith that such Acquisition Proposal constitutes a Superior Proposal.

           (b) Subject to Section 5.3, in connection with the Company Shareholder Meeting, the Company will (i) promptly prepare and file with the SEC, will use commercially reasonable efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting,
(ii) use commercially reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby, and (iii) otherwise comply with all legal requirements applicable to such meeting.

               Section 5.3. Other Offers. From the date hereof until the termination of this Agreement, the Company will not, and will cause its Subsidiaries and the directors, officers, employees, financial advisors and other agents or representatives of the Company or any of its Subsidiaries not to, directly or indirectly, take any action to solicit, initiate or encourage any Acquisition Proposal with respect to the Company or engage in negotiations with, or disclose any non-public information relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records of the Company or any Subsidiary of the Company to, any Person that has informed the Company that it is considering making, or has made, an Acquisition Proposal with respect to the Company, provided however, that the Company may, in response to an unsolicited bona fide written proposal regarding an Acquisition Proposal by any Person, disclose such non-public information to or engage in negotiations with such Person, if the Board of Directors of the Company determines in good faith that such Acquisition Proposal is reasonably likely to be a Superior Proposal, and, provided further, that prior to furnishing non-public information to, or entering into discussions or negotiations with, such Person, the Company receives from such Person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Letter Agreement dated as of March 5, 1997 between Buyer and the Company ("Confidentiality Agreement") (provided that such confidentiality agreement need not include the same standstill provisions as those in the Confidentiality Agreement, it being understood that if there are no standstill provisions in such confidentiality agreement or if such provisions are more favorable to the other party than those in the Confidentiality Agreement, the Confidentiality Agreement shall be deemed amended to exclude the existing standstill provision or include such more favorable provisions, as the case may be). The Company will promptly (and in no event later than 24 hours after receipt of the relevant Acquisition Proposal with respect to the Company), notify (which notice shall be provided orally and in writing and shall identify the Person making the relevant Acquisition Proposal with respect to the Company and set forth the material terms thereof) Buyer after receipt of any Acquisition Proposal or any indication from any Person that such Person is considering making an Acquisition Proposal with respect to the Company or any request for nonpublic information relating to the Company or any Subsidiary of the Company or for access to any properties, books or records of the Company or any Subsidiary of the Company by any Person that may be considering making, or has made, an Acquisition Proposal with respect to the Company and will keep Buyer fully informed of the status and details of any such Acquisition Proposal with respect to the Company. The Company shall give Buyer at least one business day's advance notice of any information to be supplied to, and at least two days' advance notice of any agreement to be entered into with, any Person making such Acquisition Proposal with respect to the Company. The Company shall, and shall cause its Subsidiaries and the directors, officers, employees, financial advisors and other agents or representatives of the Company or any of its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted heretofore with respect to any Acquisition Proposal with respect to the Company. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, (i) a merger or other business combination involving the Company or any Subsidiary of the Company or (ii) the acquisition in any manner of an equity interest in an amount equal to or greater than 20% of the class of such equity security then outstanding, or a substantial portion of the assets of, the Company or any Subsidiary of the Company, in each case other than the transactions contemplated by this Agreement. For purposes of this Agreement, "Superior Proposal" means an Acquisition Proposal with respect to the Company which the Directors of the Company determine in good faith (based on the advice of an investment banking firm of national reputation taking into account all of the terms and conditions of the Acquisition Proposal, including any conditions to consummation) to be more favorable and provide greater value to the Company's shareholders than the Tires Sub Merger.





                                   ARTICLE 6
                              Covenants of Buyer


               Buyer agrees that:

               Section 6.1. Conduct of Buyer. From the date hereof until the Merger Date, Buyer shall, and shall cause its Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, except as expressly permitted in this Agreement, from the date hereof until the Merger Date Buyer will not declare, set aside or pay any dividend or make any other distribution with respect to any shares of Buyer's capital stock.

               Section 6.2. Shareholder Meeting; Proxy Material. (a) Buyer shall cause a meeting of its shareholders (the "Buyer Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the issuance of Parent Common Stock in connection with this Agreement. The Board of Directors of Buyer shall recommend approval of the issuance of Parent Common Stock in connection with this Agreement by Buyer's shareholders.

           (b) In connection with the Buyer Shareholder Meeting, Buyer (i) will promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Buyer Proxy Statement and all other proxy materials for such meeting, (ii) will use its reasonable best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and (iii) will otherwise comply with all legal requirements applicable to such meeting.





                                   ARTICLE 7
                  Covenants of Buyer, the Company and Parent


               Section 7.1. Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Mergers and the other transactions contemplated by this Agreement.

               (b) Neither Buyer nor the Company shall take any action, or omit to take any action, that would cause its representations and warranties contained herein to be inaccurate such that the conditions in Article 8 would not be satisfied.

               Section 7.2.  Cooperation.  Without limiting the generality of
Section 7.1(a), Buyer and the Company shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate (i) in connection with the preparation of the Company Disclosure Documents and the Buyer Disclosure Documents, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Mergers or the other transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents and the Buyer Disclosure Documents, and timely seeking to obtain any such actions, consents, approvals or waivers. Subject to the terms and conditions of this Agreement, Parent, Buyer and the Company will each use its reasonable best efforts to have the Form S-4 declared effective by the SEC under the 1933 Act as promptly as practicable after the Form S-4 is filed with the SEC.

               Section 7.3. Public Announcements. Buyer and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated by this Agreement and, except, as may be required by applicable law or any listing or similar agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

               Section 7.4. Access to Information. From the date hereof until the Merger Date, the Company and Buyer (each, in such capacity, a "Providing Party") will give (or cause to be given) to the other party (the "Receiving Party"), its counsel, financial advisors, auditors and other authorized representatives full access, during regular business hours, to the offices, properties, books and records of the Providing Party, will furnish (or cause to be furnished) to the Receiving Party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Receiving Party may reasonably request and will instruct the employees, counsel and financial advisors of the Providing Party and its Subsidiaries to cooperate with the Receiving Party in its investigation of the business of the Providing Party and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Providing Party to the Receiving Party hereunder. Unless otherwise required by applicable law, each party hereto agrees that it shall, and it shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to, hold in confidence all non-public information so acquired and to use such information solely for purposes of effecting the transactions contemplated by this Agreement. The information obtained pursuant to this Section shall be subject to any confidentiality agreements or other confidentiality obligations currently binding upon the Providing Party or any of its Subsidiaries; provided that the Providing Party shall use commercially reasonable efforts to obtain any waivers under such agreements or obligations to permit the Providing Party to comply with its obligations hereunder.

               Section 7.5. Further Assurances. At and after the Merger Date, the directors and officers of each of the surviving corporations in the Mergers will be authorized to execute and deliver, in the name and on behalf of (x) the Company or Tires Merger Sub, and (y) Buyer or Buyer Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of (x) the Company or Tires Merger Sub, and (y) Buyer or Buyer Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in such surviving corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company or Buyer, as applicable, acquired or to be acquired by such surviving corporation as a result of, or in connection with, the Mergers.

               Section 7.6. Notices of Certain Events. Each of the Company and Buyer shall promptly notify the other parties hereto of:

           (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

           (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

           (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13 or
Section 4.12 only or that relate to the consummation of the transactions contemplated by this Agreement.

               Section 7.7. Tax-free Reorganization; Pooling. (a) Prior to the Merger Date, each party shall use its reasonable best efforts to cause each of the Mergers to qualify as a 368 Reorganization, and will not take any action reasonably likely to cause either of the Mergers not to so qualify. Buyer shall not take, or cause the Company to take, any action after the Merger Date reasonably likely to cause either of the Mergers not to qualify as a 368 Reorganization.

           (b) Each party will use its reasonable best efforts to cause the Mergers to qualify for pooling of interests accounting treatment as described in Section 3.19 and Section 4.14 and will not take any action (or suffer any omission) reasonably likely to cause the Mergers not to so qualify.

               Section 7.8. Affiliates. (a) At least 40 days prior to the Merger Date, the Company shall deliver to Buyer a letter identifying all known Persons who may be deemed affiliates of the Company for the purposes of Rule 145 of the 1933 Act or for purposes of applicable SEC accounting releases with respect to pooling of interests accounting treatment. The Company shall use its reasonable best efforts to obtain a written agreement from each Person who may be so deemed as soon as practicable and, in any event, at least 30 days prior to the Merger Date, substantially in the form of Exhibit A-1 hereto.

           (b) At least 40 days prior to the Merger Date, Buyer shall deliver to the Company a letter identifying all known Persons who may be deemed affiliates of Buyer for the purposes of Rule 145 of the 1933 Act or for the purposes of applicable SEC accounting releases with respect to pooling of interests accounting treatment. Buyer shall use its reasonable best efforts to obtain a written agreement from each Person who may be so deemed as soon as practicable and, in any event, at least 30 days prior to the Merger Date, substantially in the form of Exhibit A-2 hereto.

               Section 7.9. Director and Officer Liability. (a) From and after the Merger Date, Parent shall cause the Tires Surviving Corporation to indemnify, defend and hold harmless any Person who is on the date hereof, or has been at any time prior to the date hereof, or who becomes prior to the Merger Date, an officer, director, or employee or agent (the "Indemnified Party") of the Company or any of its Subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorney's fees and expenses), judgments, fines, losses, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of, (i) the fact that such Person is or was a director, officer, employee or agent of the Company or any of its Subsidiaries at any time prior to the Merger Date or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at any time prior to the Merger Date, or (ii) this Agreement or any of the transactions contemplated hereby or thereby in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Merger Date, regardless of whether such Claim is asserted or claimed prior to, at or after the Merger Date (the matters described in clauses (i) and (ii) the "Pre-Merger Matters"), to the fullest extent indemnified under the Company's articles of incorporation, bylaws in effect as of the date hereof or indemnification agreements in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable laws. Parent and the Tires Surviving Corporation shall also honor the indemnification agreements between the Company or any of its Subsidiaries, as the case may be, and any officer or director of the Company or any such Subsidiary, as the case may be, existing on the date of this Agreement.

           (b) Parent and the Tires Surviving Corporation agree that all rights to indemnification and all limitations or exculpation of liabilities existing in favor of the Indemnified Party as provided in the Company's articles of incorporation and bylaws as in effect as of the date hereof shall continue in full force and effect with respect to Pre-Merger Matters, without any amendment thereto, for a period of six years from the Merger Date to the extent such rights are consistent with Ohio Law; provided that, in the event any Claim or Claims with respect to any such Pre-Merger Matters are asserted or made within such six year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such Claims; provided however, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Ohio Law, the Company's articles of incorporation or bylaws or such agreements, as the case may be, shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to Parent, retained at Parent's expense; and provided further, that nothing in this
Section 7.9 shall impair any rights or obligations of any present or former directors or officers of the Company.

           (c) Parent or the Tires Surviving Corporation shall maintain the Company's officers' and directors' liability insurance policy as of the Merger Date ("D&O Insurance") with respect to Pre-Merger Matters for a period of not less than six years after the Merger Date, provided, that Parent or the Tires Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided further that in satisfying its obligations under this Section, Parent shall not be obligated to pay premiums in excess of 150% of the premium for D&O Insurance paid by the Company per annum in its last full fiscal year, which amount has previously been disclosed to Buyer but provided further that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such amount.

           (d) The terms of Section 7.9(a) - 7.9(c) shall also apply, mutatis mutandis, to Buyer, and Parent shall have obligations with respect to Buyer corresponding to those of Parent with respect to the Company set forth in
Section 7.9.

               Section 7.10. Registration Statement; Form S-8. Buyer shall cause Parent to (i) promptly prepare and file with the SEC the Form S-4 with respect to the Parent Common Stock (and a registration statement on Form S-8 as necessary to register shares of Parent Common Stock underlying the Adjusted Options) issuable in connection with the Mergers and shall cause Parent to use its reasonable best efforts to cause the Form S-4 (and such registration statement on Form S-8) to be declared effective by the SEC as soon as practicable and (ii) take any action required to be taken under applicable Blue Sky law in connection with such issuance of Parent Common Stock or pursuant to any Adjusted Option.

               Section 7.11. Governmental Authorization. Buyer shall cause Parent to take all actions by or in respect of, or filing with, any governmental body, agency, official or authority required for the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated by this Agreement, including (a) compliance with any applicable requirements of the HSR Act;
(b) compliance with any applicable requirements of the 1934 Act; (c) compliance with any applicable requirements of the 1933 Act; (d) compliance with any applicable foreign or state securities or Blue Sky laws; (e) compliance with any applicable requirements of (i) the New
Jersey Industrial Site Recovery Act, as amended, and any rules or regulations promulgated thereunder and (ii) the Connecticut Hazardous Waste Establishment Transfer Act, as amended, and any rules or regulations promulgated thereunder; (f) any applicable requirements of the Department of Transportation and (g) compliance with any applicable requirements under pre-merger notification or similar statutes and rules of the European Community, its member states, Canada and Mexico.

               Section 7.12. Listing of Stock. Buyer shall make application to the NYSE or such other stock exchanges as shall be agreed for the listing of the Parent Common Stock to be used in connection with the Mergers (and the shares of Parent Common Stock underlying any Adjusted Options) and to use its reasonable best efforts to cause such Parent Common Stock to be listed on the NYSE, subject to official notice of issuance.

               Section 7.13. Certain Corporate Matters with Respect to Parent. (a) Buyer shall cause Parent to take all necessary corporate action for the establishment of the Parent stock option plan contemplated by Section
1.7 hereof and agrees to vote the shares of capital stock of Parent owned by it in favor of the adoption of such plan as required under the laws of the State of Delaware.

           (b) From the date hereof until the Merger Date, Buyer shall cause Parent (x) not to take any action inconsistent with the provisions of this Agreement and (y) not to conduct business or activity other than in connection with this Agreement.

               Section 7.14. Employment. Buyer and Parent currently intend to offer employment after the Merger Date to each employee at the Company's Akron, Ohio headquarters who is willing to relocate his or her place of employment to Memphis, Tennessee or any other location designated by Buyer and Parent. As of the Merger Date, Parent shall assume the obligation of the Company to perform any and all Management Retention Agreements identified in the Company Disclosure Schedules.

               Section 7.15. Certain Additional Benefits Matters. Buyer, the Company and Parent hereby agree (a) that the Company (or, as appropriate, Buyer and Parent) shall take all such actions as are necessary to carry out the matters described in Section 7.15 of the Company Disclosure Schedule and (b) that such actions shall not constitute a violation of any other provision of this Agreement, including, without limitation, Section 5.1.





                                   ARTICLE 8
                           Conditions to the Mergers


               Section 8.1. Conditions to the Obligations of Each Party. The obligations of the Company to consummate the Tires Sub Merger and of Buyer to consummate the Buyer Sub Merger are subject to the satisfaction of the following conditions:

           (a) this Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the shareholders of the Company in accordance with the Ohio Law;

           (b) the issuance of Parent Common Stock in connection with this Agreement shall have been approved by the shareholders of Buyer in accordance with the rules and regulations of the NYSE;

           (c) any applicable waiting period under the HSR Act relating to the Mergers shall have expired;

           (d) no provision of any applicable law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall prohibit the consummation of either of the Mergers;

           (e) the Form S-4 shall have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

           (f) the shares of Parent Common Stock to be issued in the Mergers (as well as the shares of Parent Common Stock to be issued upon exercise of the Adjusted Options) shall have been approved for listing on the NYSE, subject to official notice of issuance;

           (g) all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Tires Sub Merger and the Buyer Sub Merger shall have been made or obtained other than any such actions or filings, the failure of which to make or obtain shall not be reasonably likely to have a Material Adverse Effect on Buyer or the Company; and

           (h) Buyer and the Company shall have received a letter of Arthur Andersen LLP and Ernst & Young LLP, respectively, and otherwise in form and substance reasonably satisfactory to Buyer and the Company, that confirms Buyer's management's assessment (in the case of Arthur Andersen LLP) and the Company's management's assessment (in the case of Ernst & Young LLP) that the Mergers will qualify for pooling of interests accounting treatment under GAAP.

               Section 8.2. Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Buyer Sub Merger are subject to the satisfaction of the following further conditions:

           (a) (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Merger Date, (ii) the representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Merger Date, as if made at and as of the Merger Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company and
(iii) Buyer shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

           (b) Holders of not more than 5% of the outstanding shares of Company Stock shall have perfected dissenters' rights in respect of such Company Stock pursuant to Section 1701.85 of the Ohio Law.

           (c) Buyer shall have received an opinion of its tax counsel, Davis Polk & Wardwell, in form and substance reasonably satisfactory to Buyer, and dated as of the Merger Date, to the effect that the Mergers will constitute transactions described in Section 351 and/or Section 368(a) of the Code and that neither Buyer nor its shareholders shall recognize gain or loss for U.S. Federal income tax purposes as a result of the Mergers (other than with respect to cash paid in lieu of fractional shares). In rendering such opinion, Davis Polk & Wardwell may require delivery of and rely upon the customary representations letters delivered by Parent, Buyer and its Subsidiaries in form and substance reasonably satisfactory to Davis Polk & Wardwell.

               Section 8.3. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Tires Sub Merger are subject to the satisfaction of the following further conditions:

           (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Merger Date, (ii) the representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Merger Date, as if made at and as of the Merger Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) is not reasonably like to have, individually or in the aggregate, a Material Adverse Effect on Buyer and
(iii) the Company shall have received a certificate signed by an executive officer of Buyer to the foregoing effect.

           (b) The Company shall have received an opinion of its tax counsel, Cravath, Swaine & Moore, in form and substance reasonably satisfactory to the Company, and dated as of the Merger Date, to the effect that the Mergers will constitute transactions described in Section 351 and/or Section 368(a) of the Code and that neither the Company nor its shareholders shall recognize gain or loss for U.S. Federal income tax purposes as a result of the Mergers (other than with respect to cash paid in lieu of fractional shares). In rendering such opinion, Cravath, Swaine & Moore may require delivery of and rely upon the customary representations letters delivered by the Company and its Subsidiaries in form and substance reasonably satisfactory to Cravath, Swaine & Moore.





                                   ARTICLE 9
                                  Termination


               Section 9.1. Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Merger Date (notwithstanding any approval of this Agreement by the shareholders of the Company or Buyer):

           (a)  by mutual written consent of the Company and Buyer;

           (b) by either the Company or Buyer, if the Mergers have not been consummated by June 30, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to any party whose willful failure to perform any of its obligations under this Agreement results in the failure of the Mergers to be consummated by such time;

           (c) by either the Company or Buyer, if there shall be any law or regulation that makes consummation of either of the Mergers illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating their respective Mergers is entered and such judgment, injunction, order or decree shall have become final and non-appealable (provided that any judgment, injunction, order or decree other than a temporary restraining order shall be deemed to have become final and non-appealable thirty days following the entry thereof);

           (d) (i) by the Company, if the approval of the shareholders of Buyer contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or any adjournment thereof or (ii) by Buyer, if the Directors of the Company determine not to call or hold the Company Shareholders' Meeting as provided in Section 5.2 or if the approvals of the shareholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or any adjournment thereof;

           (e) by Buyer, if prior to the Company Shareholder Meeting, the Directors of the Company shall have withdrawn, modified or changed in a manner adverse to Buyer their approval or recommendation of this Agreement;

           (f) by Buyer, upon a breach of any representation, warranty, covenant or agreement of the Company, or if any representation or warranty of the Company shall become untrue, the effect of which is a Material Adverse Effect on the Company, in either case such that the conditions set forth in
Section 8.2(a) would be incapable of being satisfied by June 30, 1998 (or as otherwise extended);

           (g) by the Company, upon a breach of any representation, warranty, covenant or agreement of Buyer, or if any representation or warranty of Buyer shall become untrue, the effect of which is a Material Adverse Effect on Buyer, in either case such that the conditions set forth in Section 8.3(a) would be incapable of being satisfied by June 30, 1998 (or as otherwise extended);

           (h) by the Company, upon payment to Buyer of the amounts referred to in Section 10.4(b), if prior to the Company Shareholder Meeting, the Directors of the Company shall have withdrawn or modified in a manner adverse to Buyer their approval or recommendation of this Agreement or the Tires Sub Merger in order to permit the Company to execute a definitive agreement in connection with a Superior Proposal.

               The party desiring to terminate this Agreement pursuant to this Section 9.1 shall give written notice of such termination to the other party in accordance with Section 10.1.

               Section 9.2. Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in the last sentence of Section 7.4, this Section 9.2 and in Article 10 shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any wilful breach by that party of this Agreement.





                                  ARTICLE 10
                                 Miscellaneous


               Section 10.1. Notices. Except as provided in Section 5.3, all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to any Buyer Party, to:

                  Federal Express Corporation
                  1980 Nonconnah Boulevard
                  Memphis, TN 38132
                  Fax: (901) 395-5034
                  Attention: Kenneth R. Masterson

            with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Fax: (212) 450-4800
                  Attention:  Dennis S. Hersch

            if to the Company, to:

                  Caliber System, Inc.
                  3925 Embassy Parkway
                  Akron, OH 44333
                  Fax:  (330) 665-8937
                  Attention:   John E. Lynch, Jr.

            with a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, NY 10019-7475
                  Fax: (212) 474-3700
                  Attention:  Robert A. Kindler

            and

                  Jones, Day, Reavis & Pogue
                  599 Lexington Avenue
                  New York, New York 10022
                  Fax: (212) 755-7306
                  Attention: Robert A. Profusek

or to such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received (b) if by overnight delivery service, which shall be Buyer, with proof of delivery, the next business day or (c) if given by any other means, when delivered at the address specified in this Section.

               Section 10.2. Entire Agreement; Non-Survival of Representations and Warranties. (a) This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter. None of this Agreement or any other agreement contemplated hereby or thereby (or any provision hereof or thereof) is intended to confer on any Person other than the parties hereto or thereto any rights or remedies (except that Sections 7.9 and 7.15 are intended to confer rights and remedies on the Persons specified therein).

           (b) The representations and warranties contained herein shall not survive the Merger Date.

               Section 10.3. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Merger Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Buyer and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the shareholders of (i) the Company, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (A) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, or (B) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company and
(ii) Buyer, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (A) the amount or kind of consideration to be received in exchange for any shares of capital stock of Buyer or (B) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of Buyer.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 10.4. Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

           (b) The Company agrees to pay Buyer in immediately available funds by wire transfer an amount equal to

                 (i) $50,000,000 promptly, but in no event later than two business days, after the termination of this Agreement as a result of the occurrence of any of the events in (A) Section 9.1(d)(ii) or (B) Section 9.1(e); provided, however, that the Company shall not be obligated to pay such amount if immediately prior to the time such amount would otherwise be payable, the condition set forth in Section 8.3(a) would not have been satisfied; or

                (ii) $100,000,000, promptly, but in no event later than two business days, after the termination of this Agreement as a result of the occurrence of any of the events set forth in Section 9.1(h).

           (c)  In the event of a termination of this Agreement pursuant to
Section 9.1(d)(ii) or Section 9.1(e) when an Acquisition Proposal is pending, the Company agrees to pay to Buyer in immediately available funds by wire transfer an amount (in addition to the amounts specified in Section 10.4(b)(i)) equal to $50,000,000 if, within 12 months of such termination, the Company shall enter into an agreement providing for, or there shall be consummated, a transaction which would constitute an Acquisition Proposal. Such additional amount shall be paid within two business days of the date such agreement is entered into or such transaction is consummated, as the case may be.

           (d) Buyer agrees to pay to the Company in immediately available funds by wire transfer an amount equal to $50,000,000 promptly, but in no event later than two business days, after the termination of this Agreement as a result of the occurrence of any of the events set forth in Section 9.1(d)(i); provided, however, that Buyer shall not be obligated to pay such amount if immediately prior to the time such amount would otherwise be payable, the condition set forth in Section 8.2(a) would not have been satisfied.

               Section 10.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided further that Buyer may assign its rights, but not its obligations, under this Agreement to a wholly-owned subsidiary of Buyer.

               Section 10.6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws).

               Section 10.7. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in the United States District Court for the Southern District of New York or any state court sitting in the City of New York, Borough of Manhattan, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 10.1, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

               Section 10.8. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                      FEDERAL EXPRESS CORPORATION

                      By:   /s/   Kenneth R. Masterson
                            -----------------------------------------
                            Name: Kenneth R. Masterson
                            Title: Executive Vice President, General
                                     Counsel and Secretary


                      FAST HOLDING INC.

                      By:    /s/   Scott E. Hansen
                            -----------------------------------------
                            Name: Scott E. Hansen
                            Title: Vice President


                      FAST MERGER SUB INC.

                      By:   /s/   Scott E. Hansen
                            -----------------------------------------
                            Name: Scott E. Hansen
                            Title: Vice President


                      TIRES MERGER SUB INC.

                      By:   /s/   Scott E. Hansen
                            -----------------------------------------
                            Name: Scott E. Hansen
                            Title: Vice President


                      CALIBER SYSTEM, INC.

                      By:   /s/   Daniel J. Sullivan
                            -----------------------------------------
                            Name: Daniel J. Sullivan
                            Title: Chairman, President and Chief
                                     Executive Officer